Novastar Resources Ltd. and Thorium Power, Inc. Sign Definitive Merger Agreement; Companies to Operate as Single Entity

NEW YORK-(Business Wire)-Feb 14, 2006 Novastar Resources Ltd. (OTCBB: NVAS), a commercial mining firm engaged in the exploration of thorium, platinum group metals and rare earth minerals, and Thorium Power, Inc., a designer of proliferation-resistant thorium-based nuclear fuels, today announced the signing of a definitive merger agreement. Upon consummation of the merger, which has been approved by the board of directors of both companies, Thorium Power will become a wholly-owned subsidiary of Novastar Resources, and the combined company will operate under the name Thorium Power Ltd.

Under the merger agreement, each common share of Thorium Power will be converted into securities of Novastar Resources such that Thorium Power’s current stockholders will own approximately 54.5% of the combined company. In addition, Novastar Resources anticipates the appointment of new directors and officers following the merger. The combined company will be headquartered in the Washington D.C. area, where Thorium Power is presently based.

Seth Grae, currently President and Chief Executive Officer of Thorium Power, will be assuming shortly the positions of President and Chief Executive Officer of Novastar Resources in accordance with the terms of the merger agreement. At that time, Dr. Charles Merchant, Chief Operating Officer and Interim Chief Executive Officer of Novastar Resources, will resign from these positions and will serve as Novastar Resources’ Head of Mining Operations.

Seth Grae, President and Chief Executive Officer of Thorium Power, commented, “The completion of this merger agreement marks a major milestone for both companies and their stockholders. Thorium Power has developed critical technologies enabling society to meet its increasing energy needs while protecting citizens from proliferative substances. Combining forces strengthens the position of Thorium Power as it enters a future of limitless possibilities.”

The merger is conditioned upon, among other things, approvals by stockholders of Novastar Resources and Thorium Power of certain corporate matters, the declaration of effectiveness by a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals. The companies anticipate that these conditions can be satisfied by the second or third quarter of 2006.

Novastar Resources expects to announce shortly an investor conference call later this week. The purpose of this conference call will be to introduce new management and discuss business strategies and growth prospects.

About Novastar Resources

Novastar Resources is a publicly traded company within the commercial mining sector and is a commercial mining firm engaged in the exploration of thorium, a naturally occurring metal that can be used to provide nuclear energy, with non-proliferation, waste and economic advantages, in comparison to standard uranium fuels. Novastar Resources’ stock is traded and quoted on the OTC Bulletin Board under the symbol “NVAS”. Further information is available on Novastar Resources’ website at www.novastarresources.com.

About Thorium Power

Thorium Power was founded in 1992 to develop technology invented by Dr. Alvin Radkowsky, the first chief scientist of the U.S. Naval Reactors program under Admiral H.G. Rickover from 1950-1972 and head of the design team of the first commercial nuclear power plant in Shippingport, Pennsylvania. Thorium Power was formed to develop and deploy nuclear fuel designs developed by Dr. Radkowsky to stop the production of weapons suitable plutonium and eliminate existing plutonium stockpiles. Thorium Power has been collaborating with nuclear scientists and engineers at Russia’s prestigious Kurchatov Institute since 1994. For more information, please visit www.thoriumpower.com.

Additional Information

This communication is not a solicitation of a proxy from any security holder of Novastar Resources. Novastar Resources intends to file with the Securities and Exchange Commission a registration statement that may include a joint proxy statement or prospectus or other relevant documents to be mailed to security holders in connection with the proposed merger of Novastar Resources and Thorium Power. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THAT DOCUMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NOVASTAR RESOURCES, THORIUM POWER AND THE PROPOSED MERGER. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of any such document (when it becomes available) may be obtained free of charge from Novastar Resources Ltd., Attention: Sean Mulhearn, 8300 Greensboro Drive, McLean, VA 22102.

The respective directors and executive officers of Novastar Resources and other persons may be deemed to be participants in any solicitation of proxies in respect of the proposed transaction. Information regarding Novastar Resources’ directors and executive officers is available in its proxy statement filed with the SEC by Novastar Resources on February 2, 2005. Other information regarding the participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any joint proxy statement or prospectus or other relevant materials to be filed with the SEC when they become available.

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of the proposed merger and other forward-looking terminology such as “may”, “expects”, “believes”, “anticipates”, “intends”, “expects”, “projects” or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks, as well as other risks associated with the merger, will be more fully discussed in any joint proxy statement or prospectus or other relevant document filed with the Securities and Exchange Commission in connection with the proposed merger. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.

Novastar Resources Ltd. (OTC Bulletin Board: NVAS - News)

Contacts:

Novastar Resources Ltd.

David J. DiRicco

Investor Relations

(877) 995-0992

www.novastarresources.com

OR

Thorium Power, Inc.

Seth Grae

President and Chief Executive Officer

(703) 981-3778

www.thoriumpower.com